UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 16, 2005

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement

On December 20, 2005, Marsh & McLennan Companies, Inc. (“MMC”) announced that MMC and M. Michele Burns have entered into an employment agreement, dated as of December 19, 2005 (the “Agreement”), pursuant to which Ms. Burns will become an Executive Vice President of MMC on March 1, 2006 and will become the Chief Financial Officer of MMC not later than March 31, 2006.

The Agreement has an initial term commencing March 1, 2006 and ending March 31, 2009. The Agreement will automatically renew for successive one (1) year terms unless either party notifies the other that it does not wish to renew the Agreement. If MMC provides notice of non-renewal of the Agreement before Ms. Burns attains age 62, then upon the subsequent termination of her employment (other than termination by MMC for cause, as defined in the Agreement), MMC will pay Ms. Burns an amount equal to her annual base salary.

Under the Agreement, Ms. Burns is entitled to an annual base salary of $750,000. Ms. Burns is eligible for an annual bonus opportunity with a range of 100% to 200% of her annual base salary, with a minimum bonus for 2006 performance of $750,000. Ms. Burns will be eligible to participate in MMC’s long-term incentive compensation plans applicable to senior executive officers, under which she will be eligible for an annual grant comprised of a mix of long-term equity incentive compensation awards with a combined grant-date target value of between one-time and three-times her annual base salary. The minimum combined grant-date target value of long-term incentive compensation to be granted to Ms. Burns in 2006 is $2.625 million.

The Agreement provides that MMC will reimburse Ms. Burns for certain temporary housing and travel expenses for up to eighteen months, with such amounts grossed-up for income taxes. The Agreement also provides that MMC will make payments to Ms. Burns (up to $1.8 million) intended to offset certain awards from her previous employer in the event that she forfeits those awards.

If Ms. Burns's employment is terminated for any reason, she will receive previously earned but unpaid base salary and bonus. If her employment is terminated by MMC other than for cause (as defined in the Agreement) or if she resigns for good reason (as defined in the Agreement), Ms. Burns would also be entitled to receive (i) a lump sum payment equal to two times the sum of her then current annual base salary and her average annual bonus during the previous three years, (ii) a prorated annual bonus for the year of termination of employment and (iii) vesting of her equity awards.

Payments made to Ms. Burns in connection with termination of her employment are generally subject to her delivery to MMC of a general release of claims. Under the Agreement, Ms. Burns will be subject to certain non-competition and non-solicitation restrictions for twelve months following termination of her employment.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c)	Appointment of Principal Financial Officer

See Item 1.01 above, incorporated herein by reference, for a description of the employment agreement entered into between MMC and M. Michele Burns, pursuant to which Ms. Burns will become an Executive Vice President of MMC on March 1, 2006 and will become the Chief Financial Officer of MMC not later than March 31, 2006.

Ms. Burns, 47, has been executive vice president, chief financial officer, and chief restructuring officer of Mirant Corporation, a competitive energy company, since 2004. Prior to joining Mirant, Ms. Burns had spent five years at Delta Air Lines, Inc., last serving as executive vice president and chief financial officer. Before joining Delta, she was a senior tax partner at Arthur Andersen LLP.

A copy of MMC’s press release dated December 20, 2005, announcing the appointment of Ms. Burns, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)	Election of Directors

On December 21, 2005, MMC announced that its board of directors has elected Leslie M. (“Bud”) Baker, Jr. and Marc D. Oken to the board of directors, effective January 18, 2006. Mr. Baker retired in 2003 from Wachovia Corporation, where he had served as chairman since 1998. Mr. Oken held executive positions at Bank of America Corporation from 1989 to 2005, serving most recently as chief financial officer.

MMC’s board of directors elected Messrs. Baker and Oken at a meeting on December 16, 2005. Messrs. Baker and Oken will both serve in the class of directors whose terms expire in May 2006. There are currently two directors in that class. It has not yet been determined on which board committees Messrs. Baker and Oken will serve. MMC’s board of directors has determined that Messrs. Baker and Oken will be independent directors under the New York Stock Exchange listing standards and MMC’s director independence standards, as set forth in MMC’s guidelines for corporate governance.

A copy of MMC’s press release dated December 21, 2005, announcing the election of Messrs. Baker and Oken to MMC’s board of directors, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01.	Other Events

Also on December 21, 2005, MMC announced that its board of directors, acting on the recommendation of the board’s directors and governance committee, has approved an amendment to MMC’s guidelines for corporate governance establishing a majority voting policy for the election of directors.

Effective December 16, 2005, MMC’s guidelines for corporate governance provide that:

•

In an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election must tender his or her resignation to the chairman of the board.

•

The directors and governance committee of the board will consider the tendered resignation and recommend to the board whether to accept or reject it. The board will act on the committee’s recommendation within 90 days following the date of the shareholder vote.

•

MMC will make prompt public disclosure of the board’s decision whether to accept or reject the tendered resignation, providing an explanation of the process by which the decision was reached and, if applicable, the board’s reasons for rejecting the tendered resignation.

•

Any director who tenders his or her resignation will not participate in the directors and governance committee’s recommendation or the board’s consideration regarding whether or not to accept the tendered resignation.

The board of directors’ adoption of this majority voting policy is also addressed in MMC’s press release dated December 21, 2005, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of December 19, 2005, between Marsh & McLennan Companies, Inc. and M. Michele Burns

99.1	Press release of Marsh & McLennan Companies, Inc., dated December 20, 2005, announcing the appointment of M. Michele Burns as Executive Vice President and Chief Financial Officer

99.2

Press release of Marsh & McLennan Companies, Inc., dated December 21, 2005, announcing the election of Leslie M. Baker, Jr. and Marc D. Oken to the board of directors and the adoption of a majority voting policy for the election of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel-Corporate &

     Corporate Secretary

Date:	December 22, 2005

EXHIBIT INDEX

Exhibit

Number	Exhibit

10.1	Employment Agreement, dated as of December 19, 2005, between Marsh & McLennan Companies, Inc. and M. Michele Burns

99.1	Press release of Marsh & McLennan Companies, Inc., dated December 20, 2005, announcing the appointment of M. Michele Burns as Executive Vice President and Chief Financial Officer

99.2

Press release of Marsh & McLennan Companies, Inc., dated December 21, 2005, announcing the election of Leslie M. Baker, Jr. and Marc D. Oken to the board of directors and the adoption of a majority voting policy for the election of directors